UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On July 28, 2022, the Board of Directors (the “Board”) of Oncocyte Corporation (the “Company” or “Oncocyte”) adopted compensation programs for the Company’s Senior Vice President, Finance, and Interim Chief Financial Officer Anish John, Chief Operating Officer Gisela Paulsen, and Chief Scientific Officer Douglas Ross. The Board also approved a modification to certain performance goals, the level of achievement of which will determine the amount of the 2022 annual bonus award (the “2022 Bonus”) to be received by the Company’s Chief Executive Officer Ronald Andrews.

CFO Salary, Relocation and Time-Based Option Grant

Effective August 8, 2022, Anish John, the Company’s Senior Vice President, Finance, and Interim Chief Financial Officer, will receive an annual salary of $330,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 50% of his annual base salary. Mr. John will also be eligible for reimbursement for up to $25,000 in relocation expenses.

On August 15, 2022, Mr. John will receive a one-time award of 100,000 stock options under the Oncocyte 2018 Equity Incentive Plan (the “Plan”). The options will vest and thereby become exercisable as follows: twenty-five percent of the options will vest upon completion of one year of continuous service as an employee, and the balance of the options will vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the grant, subject to continued service as an employee on the applicable vesting date. The exercise price of the stock options will be the fair market value of Oncocyte common stock determined in accordance with the Plan. The options will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of his employment. The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code (the “Code”), to the extent permitted by the Code. The options will be subject to the terms and conditions of a stock option agreement, the Plan, the Oncocyte Change in Control and Severance Plan, and any applicable provisions of his employment agreement.

COO Salary, Relocation and Time-Based RSU Grant

Effective August 8, 2022, Gisela Paulsen, the Company’s Chief Operating Officer, will receive an annual salary of $415,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 60% of her annual base salary.

On August 15, 2022, Ms. Paulsen will receive a one-time award of 175,000 restricted stock units (“RSUs”) under the Plan. One hundred percent of the RSUs will vest on August 15, 2023, subject to continuous service.

Long-Term Incentive RSU Grant to CFO, COO and CSO

On August 15, 2022, each of Mr. John, Ms. Paulsen and Dr. Ross will receive equity awards as shown in the following table.

Name of Executive	Office	Number of Restricted Stock Units
Anish John	Senior Vice President, Finance, and Interim Chief Financial Officer	150,000
Gisela Paulsen	Chief Operating Officer	350,000
Douglas Ross	Chief Scientific Officer	150,000

The RSUs to be granted to each of the executives are to be granted under the Plan. One hundred percent of the RSUs will vest on January 1, 2024 based on the achievement of a pre-determined financial objective related to the Company’s available cash.

CEO Bonus Award Modifications

On July 28, 2022, the Board approved a modification to the performance objectives of Mr. Andrews’ 2022 Bonus such that the corporate budget objective, which required Oncocyte to achieve pre-established budget targets whereby the Company’s actual expenses do not exceed budgeted expenses in fiscal 2022 by certain specified percentages, was changed from an expense-related objective to a cash-related objective. A description of the 2022 Bonus was previously provided in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2022.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: August 3, 2022	By:	/s/ Ronald Andrews
Ronald Andrews
Chief Executive Officer